UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

ADAMAS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36399	42-1560076
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1900 Powell Street, Suite 1000 Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 450-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events.

On September 20, 2018, Adamas Pharmaceuticals, Inc. and its subsidiary Adamas Pharma LLC filed its first amended answer including infringement counterclaims against Osmotica Pharmaceuticals US LLC and Vertical Pharmaceuticals, LLC (collectively “Osmotica”) in its ongoing litigation concerning Osmolex ER™ in the U.S. District Court for the District of Delaware where earlier this year, Osmotica filed a complaint seeking a Declaratory Judgement of Non-infringement of multiple Adamas patents.  Adamas’ counterclaims assert that Osmotica has infringed nine (9) Adamas patents under 35 U.S.C. §§ 271(a), (b), and/or (c) and 35 U.S.C. § 271(e)(2)(A) and seek various forms of relief, including damages, treble damages, injunctive relief, and an order pursuant to 35 U.S.C. § 271(e)(4)(A) that the effective date of any approval of Osmotica’s NDA for Osmolex ER™ be a date that is not earlier than the latest expiration date of the Adamas patents involved in the lawsuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adamas Pharmaceuticals, Inc.

Dated:	September 24, 2018	By:	/s/ Jennifer J. Rhodes
Jennifer J. Rhodes
Chief Business Officer and General Counsel